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                                                                   Exhibit 99.11

                     AMENDMENT TO THE SERVICE EXPERTS, INC.
                      1998 SERVICE CENTER STOCK OPTION PLAN


          WHEREAS, on March 12, 1998, Service Experts, Inc. (the "Company") adopted the 1998 Service Center Stock Option Plan (the "Plan"); and

          WHEREAS, the Board of Directors desires to increase the number of authorized shares available for issuance under the Plan;

          NOW, THEREFORE, effective May 1, 1998, Section 5.2 of the Plan is hereby amended by deleting the reference to "214,697 shares" and replacing such reference with "333,224 shares."


          IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Company on this 1st day of May, 1998.


                                       SERVICE EXPERTS, INC.




                                       By: /s/ Alan R. Sielbeck
                                           -----------------------------------

                                       Title: President
                                              --------------------------------